UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2015

APPTIGO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

________________

Nevada	333-186330	99-0382426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

33B Venetian Way, Apt. 61, Miami Beach FL 33139

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(844) 277-8446
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 7, 2015, the Annual Report on Form 10-K (the “Original Filing”) for the year ended December 31, 2014 was inadvertently filed without proper authorization and it did not include the Report of Independent Registered Certified Public Accounting Firm. As a result, the financial statements therein should not be relied upon. The audit has not been completed and the Company will file an amended Annual Report on Form 10-K/A (Amended Filing) once the review of our financials statements has been completed. Any differences between the Original Filing and the Amended Filing will be identified in the Amended Filing.

As of the date of this filing, management does not believe there will be any significant differences between the Original Filing and the Amended Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2015

APPTIGO International, Inc.

By:	/s/ David Steinberg
David Steinberg President